UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025 (December 1, 2025)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street, Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Members of Humana Inc.’s (the “Company”) senior management team are scheduled to meet with investors and analysts at various meetings between December 1, 2025 and December 31, 2025. During these meetings, the Company intends to reaffirm its guidance of approximately $12.26 in diluted earnings per common share (“EPS”) or approximately $17.00 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2025 (“FY 2025”). This guidance is consistent with the guidance issued in the Company’s press release dated November 5, 2025.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, provides a comprehensive perspective to more accurately compare and analyze the Company’s core operating performance over time. Consequently, management uses Adjusted EPS as a consistent and uniform indicator of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2025 Guidance
GAAP	approximately $12.26
Amortization of identifiable intangibles	0.42
Put/call valuation adjustments associated with the Company's non-consolidating minority interest investments (a)	3.81
Value creation initiatives (a)	2.65
Impact of exit of employer group commercial products business (a)	(0.52)
Settlement of certain litigation expenses (a)	0.13
Loss on sale of business (a)	0.52
Impairment charges (a)	0.27
Cumulative net tax impact	(2.54)
Adjusted (non-GAAP) – FY 2025 projected (a)	approximately $17.00
(a) FY 2025 GAAP EPS guidance and FY 2025 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that have not yet been recognized or cannot be reasonably estimated at this time. The Company does not expect changes to its FY 2025 Adjusted (non-GAAP) EPS guidance. The Company does expect potential changes to its FY 2025 GAAP EPS guidance due to its ongoing value creation and other strategic initiatives.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller
(Principal Accounting Officer)
Dated: December 1, 2025